SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	July 26, 2016

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On July 28, 2016, the Company issued a press release announcing its financial results for the third fiscal quarter and nine months ended June 30, 2016.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2016, the Company and Richard Eberly entered into a letter agreement providing for terms of Mr. Eberly's employment as Corporate Executive Vice President and President, Chief Commercial Officer, responsible for all sales and marketing operations in the core diagnostics and Life Science units, as well as research and development for these units, effective August 1, 2016. The letter agreement provides that Mr. Eberly's new annual base salary shall be $400,000, he shall be entitled to participate in the Company's cash bonus plan, he shall be awarded options to acquire 20,000 of the Company's shares of Common Stock and he shall be entitled to receive other benefits commensurate with his new position with the Company. The description of this letter agreement is a summary only and is qualified in its entirety to the letter agreement to be filed as an exhibit to the Company's next quarterly report on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Description

	99.1	Press Release of the Company dated July 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: July 29, 2016	By: /s/ Melissa A. Lueke
Melissa A. Lueke
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)